EXHIBIT 4.2





                      MEDIACOMM BROADCASTING SYSTEMS, INC.
                                d/b/a SHOPBIZ.COM






                                 Exhibit No. 4.2
                                Specimen Form of
                       Series "A" Warrant Certificate with
                           Schedule of Warrant Holders


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                      MEDIACOMM BROADCASTING SYSTEMS, INC.
                                d/b/a Shopbiz.com
                            (A Colorado Corporation)

                               WARRANT CERTIFICATE

                WARRANT NUMBER SERIES A - *NUMBER OF WARRANTS: *


            SERIES "A" WARRANT CERTIFICATE FOR THE PURCHASE OF SHARES
                       OF THE NO PAR VALUE COMMON STOCK OF
             MEDIACOMM BROADCASTING SYSTEMS, INC., d/b/a SHOPBIZ.COM

     FOR VALUE RECEIVED, Mediacomm Broadcasting Systems, Inc. (the "Company"), a Colorado corporation, hereby certifies that *, the registered holder hereof, or registered assigns (in either case the "Holder") is entitled to purchase, subject to the terms and conditions hereinafter set forth, at any time beginning one year after the date hereof and before *, 2005, and not thereafter, one (1) share of the Common Stock of the Company for each one (1) Warrant exercised at a price of $2.00 per share of Common Stock and receive a certificate(s) for the number of shares of Common Stock so purchased upon presentation and surrender of this Warrant Certificate together with the Form of Subscription, constituting a part hereof, to the transfer agent of the Company duly executed and accompanied by payment of the purchase price for all shares purchased, either by certified check or bank draft, payable to the order of the Company. Fractions of shares of the Common Stock of the Company will not be issued. Any denominations of money less that $1.00 paid by the Holder will be retained by the Company.

     The Company covenants and agrees that all shares of Common Stock which may be delivered upon the exercise of this Warrant will, upon delivery, be free from all taxes, liens and charges with respect to the purchase thereof. This Warrant shall not be exercised by Holder in any state where such exercise would be unlawful such as a state in which the shares of common stock of the Company are not registered or qualified as the case requires.

     The Company agrees at all times to reserve or hold available a sufficient number of shares of its Common Stock to cover the number of shares issuable upon the exercise of this and all other Series "A" Warrants then outstanding.

     This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever


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except the rights herein set forth, and no dividend shall be payable or accrue in respect to this Warrant or the interest represented hereby, or the shares purchasable hereunder, until or unless, and except to the extent that this Warrant shall be exercised, and the Common Stock purchasable upon exercise thereof shall become deliverable.

     The Warrants are not redeemable nor cancelable by the Company.

     This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as many be designated by the registered owner at the time of such surrender.

     The Company may deem and treat the Holder at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     The number of shares of Common Stock purchasable upon the exercise of this Warrant and the purchase price shall be subject to adjustment from time to time as follows:

     (1) If the Company shall at any time subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such subdivision shall be proportionately increased in each instance, and if the Company shall at any time reduce the then outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such recapitalization, reclassification or combination shall be proportionately decreased in each instance.

     (2) If the Company shall distribute to all of the holders of its shares of Common Stock any security (except as provided in the preceding paragraph) or other assets (other than a distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Board of Directors of the Company shall make such equitable adjustment in the Warrant Price in effect immediately prior to the record date of such distribution as may be necessary to preserve to the Holder of this Warrant rights substantially proportionate to those enjoyed hereunder by such Holder immediately prior to the happening of such distribution. Any such adjustment shall become effective as of the day following the record date for such distribution.

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     (3) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is required to be adjusted as herein provided, the Warrant Price shall be adjusted (to the nearest cent) in each instance by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

     (4) In case of any reclassification of the outstanding shares of Common Stock, other than a change covered by paragraph (1) above or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other that a consolidation merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expirations of the respective rights of exercise of the Warrant) to receive upon the exercise thereof, for the same aggregate Warrant Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, which a holder of the number of shares of Common Stock of the Company would obtain upon exercise of the Warrants immediately prior to such event; and if any classification also results in a change in shares of Common Stock covered by paragraph (1) above, then such adjustment shall be made pursuant to both paragraph (1) above and this paragraph (4). The provisions of this paragraph (4) shall similarly apply to successive reclassifications, or capital reorganizations, mergers or consolidations, sales or other transfers.

     (5) In case of the dissolution, liquidation or winding-up of the Company, all rights under any of the Warrants outstanding and not expired by their terms shall terminate on a date fixed by the Company, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date. Notice of such termination of purchase rights shall be given to the registered Holder of this Warrant Certificate as the same shall appear on the books of the Company, by certified or registered mail at least thirty (30) days prior to such termination date.

     (6) In case the Company shall, at any time prior to the Expiration Date of the Warrants, and prior to the exercise thereof, offer to the holders of its Common Stock any right to subscribe for additional shares of any class of

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securities of the Company, then the Company shall give written notice thereof to the registered Holder of this Warrant Certificate not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date fixed for the determination of stockholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or record date be fixed with respect to such offer or subscription, and the rights of the Holder of this warrant to participate in such offer or subscription shall terminate if this Warrant shall not be exercised on before one day prior to the date of such closing of the books or such record date.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer this * day of * 1999.

                                       Mediacomm Broadcasting Systems, Inc.
                                       d/b/a Shopbiz.com



                                       By
                                                    President
ATTEST:



Secretary



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                      MEDIACOMM BROADCASTING SYSTEMS, INC.
                                d/b/a Shopbiz.com


                                 ASSIGNMENT FORM
              (To be executed by the registered Holder to effect a
                         Transfer of the Within Warrant)

For Value Received                                        hereby sells, assigns,
                   --------------------------------------
and transfer unto

    (Please print or typewrite name and address, including postal zip code of assignee)

this Warrant and the rights represented thereby to purchase Common Stock in accordance with the terms and conditions thereof, and does hereby irrevocable constitute and appoint attorney to transfer this Warrant on the books of Mediacomm Broadcasting Systems, Inc., d/b/a Shopbiz.com, with full power of substitution.

Date:                                      Signed




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                      MEDIACOMM BROADCASTING SYSTEMS, INC.
                                d/b/a Shopbiz.com


                                SUBSCRIPTION FORM
         (To Be Executed by the Registered Holder to Exercise The Rights
            To Purchase Common Stock Evidenced By The Within Warrant)


The undersigned hereby irrevocably subscribes for_________________ shares of the Common Stock of Mediacomm Broadcasting Systems, Inc., d/b/a Shopbiz.com, pursuant and in accordance with the terms and conditions of the Warrant and hereby makes payment of $_______________ therefor, and requests that certificate(s) for such shares be issued in the name of the undersigned and be delivered to the address stated below, and if such number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below:

Date:                                                Signed


SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL STOCK EXCHANGE, OR BY A BANK (OTHER THAN A SAVINGS BANK), OR A TRUST COMPANY. THE SIGNATURE TO THIS SUBSCRIPTION FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT. IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.




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                     SCHEDULE OF SERIES "A" WARRANT HOLDERS
                     --------------------------------------


                                                  Number of       Exercise
Name                         Date                 Warrants        Period
----                         ----                 --------        ------


Business Development                                              August 6,
Corporation                  August 6, 1999       360,000 wts     2000 to
                                                                  August 6,
                                                                  2005

Earnest Mathis IRA                                                August 6,
Rollover                     August 6, 1999       200,000 wts     2000 to
                                                                  August 6,
                                                                  2005

Mathis Family Partners       August 6, 1999       160,000 wts     August 6,
                                                                  2000 to
                                                                  August 6,
                                                                  2005

Summer Breeze, LLC           August 6, 1999       360,000 wts     August 6,
                                                                  2000 to
                                                                  August 6,
                                                                  2005

David N. Nemelka             September 1,         360,000 wts     September 1,
                             1999                                  2000 to
                                                                  September 1,
                                                                  2005

David's Odyssey, LLC         September 30,        360,000 wts     September
                             1999                                  30, 2000 to
                                                                  September
                                                                  30, 2005